                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Lucent Technologies Inc. on Form S-8, relating to the Lucent Technologies Inc. Retirement Savings Plan (formerly the Lucent Technologies Inc. Retirement Savings and Profit Sharing Plan), of our report dated October 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Lucent Technologies Inc. and subsidiaries as of September 30, 1997 and 1996, respectively, and for the year ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.
New York, New York
February 18, 1998
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<PAGE 2>
                                                             Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Lucent Technologies Inc. on Form S-8, relating to the Lucent Technologies Inc. Retirement Savings Plan (formerly the Lucent Technologies Inc. Retirement Savings and Profit Sharing Plan) of our report dated June 23, 1997, on our audit of the financial statements of the Lucent Technologies Inc. Retirement Savings Plan as of December 31, 1996 and for the period from October 1, 1996 (date of inception) to December 31, 1996, and the supplemental schedule as of December 31, 1996, which report is included in the Plan's Annual Report on Form 11-K.



/s/ COOPERS & LYBRAND L.L.P.
New York, New York
February 18, 1998